Exhibit 99.1

SciPlay Reports Fourth Quarter Results and Full Year 2019 Results

2019 Revenue Grows 12% Leading to Strong Cash Generation

Record Mobile Revenue in the Quarter

LAS VEGAS, Feb. 18, 2020 /PRNewswire/ -- SciPlay Corporation (NASDAQ: SCPL) ("SciPlay" or the "Company") today reported results for the fourth quarter and year ended December 31, 2019.

Fourth Quarter 2019 Financial Highlights

  Fourth quarter revenue was $112.9 million, which included a negative $6.3 million impact from an out of period adjustment recorded during the fourth quarter versus $113.7 million in the prior year period. Mobile revenue was $98.2 million including a negative $2.4 million from the same adjustment. Mobile revenue established a quarterly record.
  Net income was $28.6 million including a negative $3.6 million impact from the adjustment mentioned above. Net income margin was 25.3%, up from $18.7 million and 16.4%.
  AEBITDA, a non-GAAP financial measure defined below, was $32.1 million, including a negative $4.4 million impact from the adjustment mentioned above, an increase of 31.0%, AEBITDA margin, a non-GAAP financial measure defined below, was 28.4%, an increase of 690 bps.
  Net cash provided by operating activities was $32.7 million reflecting strong results and includes a $3.0 million payment related to contingent acquisition consideration.
  Cash and cash equivalents increased $29.3 million to $110.6 million from the third quarter 2019.

Full Year 2019 Financial Highlights

  Revenue grew 11.9% to $465.8 million, beating the market growth rate of 8.1% estimated by Eilers and Krejcik. Full year revenue included a negative $4.2 million adjustment in the fourth quarter to correct data errors from inception through 2018 primarily relating to our previous process for recording revenue related to foreign transactions. Absent this adjustment, the Company would have met its revenue guidance of $470-475 million for the year.
  Net income increased $54.5 million to $93.5 million, which includes a negative $2.3 million impact from the adjustment described above. Net income margin of 20.1%, was up from 9.4%.
  AEBITDA, a non-GAAP financial measure defined below, was $122.3 million, including a negative $2.9 million impact from the adjustment described above, an increase of 30.1%, and AEBITDA margin, a non-GAAP financial measure defined below, was 26.3%, an increase of 370 bps.
  Net cash provided by operating activities was $93.0 million reflecting strong results and includes $25.2 million of payments related to contingent acquisition consideration.
  Cash and cash equivalents increased by over $100 million to $110.6 million as of year-end 2019.

Fourth Quarter Key Performance Highlights

  Payer conversion rates remained strong at 6.0% validating our continued focus on live operations to drive increased player interaction with the games.
  Average monthly revenue per paying user increased 15.3% to $88.06.
  ARPDAU increased 8.7% from the prior year period to $0.50.
  Mobile penetration increased 300 basis points from the prior year to 84%.
  Jackpot Party is in the Top 3 for the Social Casino Games Category in the latest report by Eilers & Krejcik.
  Successfully re-launched Gold Fish Casino and MONOPOLY Slots during the fourth quarter with new updates and features.

Josh Wilson, Chief Executive Officer of SciPlay, said, "We grew our annual revenue by 12%, beating the market growth rate by nearly 1.5 times, and delivered a 30% increase in AEBITDA. We increased ARPDAU 9% to $0.50 and average monthly revenue per payer increased 15% to a quarterly record of $88.06. We believe we are in the very early stages of a multi-year revenue growth and earnings expansion cycle at SciPlay, and we couldn't be more excited by our future prospects and opportunities."

Mike Cody, Chief Financial Officer of SciPlay, added, "The strong profitability and cash generation this quarter highlight the strength of our evergreen franchises and business model. We are excited about our organic opportunities as well as the flexibility we have through our balance sheet to explore other avenues of growth."

SUMMARY RESULTS

($ in millions)	Three months ended December 31,
	2019	2018
Revenue (3)	$112.9	$113.7
Net income (2)	28.6	18.7
Net income margin	25.3%	16.4%
Net cash provided by operating activities	32.7	32.8
Capital expenditures	2.3	1.3

Non-GAAP Financial Measures (1)
Adjusted EBITDA (2)	$32.1	$24.5
Adjusted EBITDA margin	28.4%	21.5%

Balance Sheet Measures	As of December 31, 2019	As of December 31, 2018
Cash and cash equivalents	$110.6	$10.0
Available liquidity	260.6	10.0

(1) The financial measures "AEBITDA" and "AEBITDA margin" are non-GAAP financial measures defined below under "Non-GAAP Financial Measures" and reconciled to the most directly comparable GAAP measures in the accompanying supplemental tables at the end of this release.

(2)  Under the terms of the IP License Agreement, as more fully described in our Prospectus, dated May 2, 2019, filed with the SEC on May 6, 2019, we acquired an exclusive (subject to certain limited exceptions), perpetual, non-royalty-bearing license for intellectual property created or acquired by SG Gaming, Inc. or its affiliates, which resulted in no future royalties or fees for our use of intellectual property owned by SG Gaming Inc. or its affiliates in our currently available games.

(3) During the fourth quarter of 2019, the Company recorded adjustments to correct errors to revenue that originated in previous periods. These corrections reduced fourth quarter 2019 revenue by $6.3 million, of which approximately $(1.7) million, $(1.1) million and $(1.4) million was related to errors arising in 2018, 2017 and periods from inception through 2016, respectively. The adjustments which cumulatively decreased 2019 annual revenue by 0.9% were not considered material to the fiscal year ended December 31, 2019 or any previously issued interim or annual consolidated financial statements.

Key Performance Indicators

(in millions, except ARPDAU, Average monthly revenue per payer, and percentages)	Three months ended December 31,
	2019	2018	Increase / (Decrease)
Mobile Penetration(1)	84%	81%	3pp
Average MAU(1)	7.6	8.4	(0.8)
Average DAU(1)	2.6	2.7	(0.1)
ARPDAU(1)	$0.50	$0.46	$0.04
Average MPUs(1)	0.5	0.5	—
Average monthly revenue per payer(1)	$88.06	$76.40	$11.66
Payer conversion rate(1)	6.0%	5.9%	0.1pp
(1) KPI include results from current period players only, excluding out of period adjustments disclosed above. pp = percentage points.

Earnings Conference Call

SciPlay executive leadership will host a conference call on Tuesday, February 18, 2020, at 5:30 p.m. EST to review the Company's fourth quarter results. To access the call live via a listen-only webcast and presentation, please visit http://www.sciplay.com/investors/investor-information/ and click on the webcast link under the Investor Information section. To access the call by telephone, please dial: +1 (412) 317-0790 (U.S. and International) and ask to join the SciPlay Corporation call. A replay of the webcast will be archived in the Investors section on www.sciplay.com.

About SciPlay

SciPlay (NASDAQ: SCPL) is a leading developer and publisher of digital games on mobile and web platforms. We currently offer seven core games, including social casino games Jackpot Party Casino, Gold Fish Casino, Hot Shot Casino and Quick Hit Slots, and casual games MONOPOLY Slots, Bingo Showdown and 88 Fortunes Slots. Our social casino games typically include slots-style game play and occasionally include table games-style game play, while our casual games blend slots-style or bingo game play with adventure game features. All of our games are offered and played on multiple platforms, including Apple, Google, Facebook and Amazon. In addition to our internally created games, our content library includes recognizable, real-world slot and table games content from Scientific Games Corporation. We have access to Scientific Games Corporation's library of more than 1,500 iconic casino titles which we integrate across our different games.

You can access our filings with the SEC through the SEC website at www.sec.gov or through our website, and we strongly encourage you to do so. We routinely post information that may be important to investors on our website at www.sciplay.com/investors/, and we use our website as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC's Regulation Fair Disclosure (Reg FD). The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document, and shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended.

All ® notices signify marks registered in the United States. © 2020 SciPlay Corporation. All Rights Reserved.

SCIPLAY CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenue	$112.9	$113.7	$465.8	$416.2
Operating expenses:
Cost of revenue(1)	35.4	43.8	158.5	160.4
Sales and marketing(1)	31.3	31.4	129.7	105.7
General and administrative(1)	9.4	9.4	40.6	34.5
Research and development(1)	5.5	6.5	23.6	25.6
Depreciation and amortization	1.8	1.8	7.0	15.1
Contingent acquisition consideration	—	1.1	1.7	27.5
Restructuring and other	0.3	0.3	1.0	1.0
Total operating expenses	83.7	94.3	362.1	369.8
Operating income	29.2	19.4	103.7	46.4
Other income (expense):
Other income (expense), net	0.9	3.8	(1.5)	3.0
Total other income (expense), net	0.9	3.8	(1.5)	3.0
Net income before income taxes	30.1	23.2	102.2	49.4
Income tax expense	1.5	4.5	8.7	10.4
Net income	28.6	18.7	93.5	39.0
Less: Net income attributable to the noncontrolling interest	24.2	—	61.1	—
Net income attributable to SciPlay	$4.4	$18.7	$32.4	$39.0
Basic and diluted net income attributable to SciPlay per share:
Basic	$0.19	$0.82	$1.43	$1.72
Diluted	$0.19	$0.82	$1.43	$1.72

Weighted average number of shares of Class A common stock used in per share calculation:
Basic shares	22.7	22.7	22.7	22.7
Diluted shares	22.7	22.7	22.7	22.7

(1) Excludes depreciation and amortization.

SCIPLAY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions, except par value)

	As of December 31,
	2019	2018
ASSETS
Cash and cash equivalents	$110.6	$10.0
Accounts receivable, net (allowance for doubtful accounts of $0.0 and $1.1)	32.1	31.5
Prepaid expenses and other current assets	4.3	5.6
Total current assets	147.0	47.1
Property and equipment, net	4.6	1.8
Operating lease right-of-use assets	6.0	—
Goodwill	120.7	120.7
Intangible assets and software, net	17.0	17.9
Deferred income taxes	87.1	6.4
Other assets	2.2	1.0
Total assets	$384.6	$194.9

LIABILITIES AND STOCKHOLDERS' EQUITY/ACCUMULATED NET PARENT INVESTMENT
Accounts payable	$12.8	$12.7
Accrued liabilities	13.7	28.0
Due to affiliate	2.7	3.7
Total current liabilities	29.2	44.4
Operating lease liabilities	5.2	—
Liabilities under TRA	72.7	—
Other long-term liabilities	—	11.9
Total stockholders' equity/accumulated net parent investment(1)	277.5	138.6
Total liabilities and stockholders' equity/accumulated net parent investment	$384.6	$194.9

(1) Includes $223.4 million in noncontrolling interest as of December 31, 2019.

SCIPLAY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net cash provided by operating activities	$32.7	$32.8	$93.0	$76.9
Net cash used in investing activities	(2.3)	(1.3)	(8.8)	(3.5)
Net cash (used in) provided by financing activities	(1.2)	(25.6)	15.9	(79.5)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.1	(0.6)	0.5	(0.7)
Increase (decrease) in cash, cash equivalents and restricted cash	29.3	5.3	100.6	(6.8)
Cash, cash equivalents and restricted cash, beginning of period	81.3	4.7	10.0	16.8
Cash, cash equivalents and restricted cash, end of period	$110.6	$10.0	$110.6	$10.0

Supplemental cash flow information:
Cash paid for income taxes	$0.8	$0.1	$1.5	$1.8
Cash paid for contingent consideration included in operating activities	3.0	—	25.2	—
Payment for Scientific Games' intellectual property license included in Distributions to Scientific Games and affiliates, net	—	—	255.0	—
Non-cash investing and financing activities:
Non-cash deferred offering costs	—	1.9	—	1.9

SCIPLAY CORPORATION
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO SCIPLAY TO ADJUSTED EBITDA
(Unaudited, in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income attributable to SciPlay	$4.4	$18.7	$32.4	$39.0
Net income attributable to noncontrolling interest	24.2	—	61.1	—
Net income	28.6	18.7	93.5	39.0
Contingent acquisition consideration	—	1.1	1.7	27.5
Restructuring and other	0.3	0.3	1.0	1.0
Depreciation and amortization	1.8	1.8	7.0	15.1
Income tax expense	1.5	4.5	8.7	10.4
Stock-based compensation	0.8	1.9	8.9	4.0
Other (income) expense, net	(0.9)	(3.8)	1.5	(3.0)
Adjusted EBITDA	$32.1	$24.5	$122.3	$94.0
Revenue	$112.9	$113.7	$465.8	$416.2
Net income margin (Net income/Revenue)	25.3%	16.4%	20.1%	9.4%
AEBITDA margin (AEBITDA/Revenue)	28.4%	21.5%	26.3%	22.6%
Royalties for Scientific Games IP(1)	$—	$6.8	$10.2	$26.1

(1) Under the terms of the IP License Agreement, as more fully described in our Prospectus, we acquired an exclusive (subject to certain limited exceptions), perpetual, non-royalty-bearing license for intellectual property created or acquired by SG Gaming or its affiliates, which resulted in no future royalties or fees for our use of intellectual property owned by SG Gaming or its affiliates in our currently available games.

Forward-Looking Statements

Throughout this press release, we make "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as "may," "will," "estimate," "intend," "plan," "continue," "believe," "expect," "anticipate," "target," "should," "could," "potential," "opportunity," "goal," or similar terminology. The forward-looking statements contained in this press release are based upon management's current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things:

  our ability to attract and retain players;
  our reliance on third-party platforms;
  our dependence on the optional purchases of virtual currency to supplement the availability of periodically offered free virtual currency;
  our ability to continue to launch and enhance games that attract and retain a significant number of paying players;
  our reliance on a small percentage of our players for nearly all of our revenue;
  our ability to adapt to, and offer games that keep pace with, changing technology and evolving industry standards;
  competition;
  the impact of legal and regulatory restrictions on our business, including significant opposition in some jurisdictions to interactive social gaming, including social casino gaming, and how such opposition could lead these jurisdictions to adopt legislation or impose a regulatory framework to govern interactive social gaming or social casino gaming specifically, and how this could result in a prohibition on interactive social gaming or social casino gaming altogether, restrict our ability to advertise our games, or substantially increase our costs to comply with these regulations;
  laws and government regulations, both foreign and domestic, including those relating to our parent, Scientific Games Corporation, and to data privacy and security, including with respect to the collection, storage, use, transmission, sharing and protection of personal information and other consumer data, and those laws and regulations that affect companies conducting business on the internet, including ours;
  the continuing evolution of the scope of data privacy and security regulations, and our belief that the adoption of increasingly restrictive regulations in this area is likely within the U.S. and other jurisdictions;
  our ability to use the intellectual property rights of our parent, Scientific Games Corporation, and other third parties, including the third-party intellectual property rights licensed to Scientific Games Corporation, under our intellectual property license agreement ("IP License Agreement") with our parent;
  protection of our proprietary information and intellectual property, inability to license third-party intellectual property and the intellectual property rights of others;
  security and integrity of our games and systems;
  security breaches, cyber-attacks or other privacy or data security incidents, challenges or disruptions;
  reliance on or failures in information technology and other systems;
  our ability to complete acquisitions and integrate businesses successfully;
  our ability to pursue and execute new business initiatives;
  fluctuations in our results due to seasonality and other factors;
  dependence on skilled employees with creative and technical backgrounds;
  expectations of growth in total consumer spending on social casino gaming;
  our dependence on certain key providers;
  natural events that disrupt our operations or those of our providers or suppliers;
  risks relating to foreign operations, including the complexity of foreign laws, regulations and markets; the uncertainty of enforcement of remedies in foreign jurisdictions; the effect of currency exchange rate fluctuations; the impact of foreign labor laws and disputes; the ability to attract and retain key personnel in foreign jurisdictions; the economic, tax and regulatory policies of local governments; compliance with applicable anti-money laundering, anti-bribery and anti-corruption laws;
  U.S. and international economic and industry conditions;
  changes in tax laws or tax rulings, or the examination of our tax positions;
  the discontinuation or replacement of LIBOR, which may adversely affect interest rates;
  litigation and other liabilities relating to our business, including litigation and liabilities relating to consumer protection, gambling-related matters, employee matters, alleged service and system malfunctions, alleged intellectual property infringement and claims relating to our contracts, licenses and strategic investments;
  restrictions and covenants in debt agreements, including those that could result in acceleration of the maturity of our indebtedness;
  failure to maintain adequate internal control over financial reporting;
  influence of certain stockholders, including decisions that may conflict with the interests of other stockholders;
  our ability to achieve some or all of the anticipated benefits of being a standalone public company;
  our dependence on distributions from SciPlay Parent Company, LLC ("SciPlay Parent LLC") to pay our taxes and expenses, including substantial payments we will be required to make under the Tax Receivable Agreement (the "TRA"); and
  stock price volatility.

Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including under Part II, Item 1A "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019. Additional information will also be set forth under Part I, Item 1A "Risk Factors" in our Annual Report on Form 10-K for the full year ended December 31, 2019. Forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no and expressly disclaim any obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

You should also note that this press release may contain references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us and we do not make any representation as to the accuracy of that information. In general, we believe there is less publicly available information concerning international social gaming industries than the same industries in the U.S. Some data is also based on our good faith estimates, which are derived from our review of internal surveys or data, as well as the independent sources referenced above. Assumptions and estimates of our and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in "Risk Factors" in Part II, Item 1A of our quarterly reports on Form 10-Q. These and other factors could cause future performance to differ materially from our assumptions and estimates.

Non-GAAP Financial Measures

Adjusted EBITDA, or AEBITDA, as used herein, is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to net income attributable to SciPlay as the most directly comparable GAAP measure as set forth in the above table. We define AEBITDA to include net income attributable to SciPlay before: (1) net income attributable to noncontrolling interest; (2) interest expense; (3) income tax (benefit) expense; (4) depreciation and amortization; (5) contingent acquisition consideration; (6) restructuring and other, which includes charges or expenses attributable to: (a) employee severance; (b) management changes; (c) restructuring and integration; (d) M&A and other, which includes: (i) M&A transaction costs; (ii) purchase accounting adjustments; (iii) unusual items (including certain legal settlements) and (iv) other non-cash items; and (e) cost-savings initiatives; (7) stock-based compensation; (8) loss (gain) on debt financing transactions; and (9) other expense (income) including foreign currency (gains) and losses. We also use AEBITDA margin, a non-GAAP measure, which we calculate as AEBITDA as a percentage of revenue.

Our management uses AEBITDA and AEBITDA margin to, among other things: (i) monitor and evaluate the performance of our business operations; (ii) facilitate our management's internal comparisons of our historical operating performance and (iii) analyze and evaluate financial and strategic planning decisions regarding future operating investments and operating budgets. In addition, our management uses AEBITDA and AEBITDA margin to facilitate management's external comparisons of our results to the historical operating performance of other companies that may have different capital structures and debt levels.

Our management believes that AEBITDA and AEBITDA margin are useful as they provide investors with information regarding our financial condition and operating performance that is an integral part of our management's reporting and planning processes. In particular, our management believes that AEBITDA is helpful because this non-GAAP financial measure eliminates the effects of restructuring, transaction, integration or other items that management believes have less bearing on our ongoing underlying operating performance. Management believes AEBITDA margin is useful as it provides investors with information regarding the underlying operating performance and margin generated by our business operations.

CONTACT: Media Relations: Susan Cartwright, +1 702-532-7981, Vice President, Corporate Communications, susan.cartwright@scientificgames.com; or Investor Relations: Michael Cody, +1 319-229-8332, Chief Financial Officer